Exhibit 99

MORTGAGE AND OTHER NOTES PAYABLE INCLUDING WEIGHTED INTEREST RATES AT MARCH 31, 2003

		100% 03/31/03	Beneficial Interest 03/31/03	Effective Rate 03/31/03	(a)	LIBOR Rate Spread	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	Total
Consolidated Fixed Rate Debt:

Beverly Center		146.0	146.0	8.36%				146.0										146.0
Biltmore Fashion Park		78.0	78.0	7.68%			0.6	0.9	1.0	1.1	1.2	1.2	72.1					78.0
Great Lakes Crossing		151.0	151.0	5.25%			1.5	2.1	2.2	2.3	2.5	2.6	2.7	2.9	3.0	3.2	126.0	151.0
MacArthur Center		141.8	99.2	7.59%			0.8	1.1	1.2	1.3	1.4	1.5	1.7	90.2				99.2
Regency Square		81.4	81.4	6.75%			0.7	0.9	1.0	1.1	1.1	1.2	1.3	1.4	72.7			81.4
The Mall at Short Hills		267.3	267.3	6.70%			2.3	3.2	3.5	3.7	4.0	4.2	246.4					267.3
Other		21.8	21.8	12.45%			0.3	0.3	0.3	0.4	0.4	0.1	20.0					21.8

Total Consolidated Fixed		887.3	844.8				6.2	154.6	9.2	9.8	10.5	10.8	344.2	94.4	75.7	3.2	126.0	844.8
Weighted Rate		7.10%	7.08%				6.56%	8.26%	6.57%	6.57%	6.58%	6.60%	7.26%	7.51%	6.69%	5.25%	5.25%

Consolidated Floating Rate Debt:
Dolphin Mall		164.1	164.1	4.19%	(b)	2.25%	1.7	162.3										164.1
Stony Point Fashion Park		39.7	39.7	3.13%	(c)	1.85%			39.7									39.7
The Mall at Wellington Green		146.1	131.5	4.08%	(d)	1.85%		131.5										131.5
The Shops at Willow Bend		181.3	181.3	4.73%	(e)	1.85%	181.3											181.3
Taubman Realty Group		0.0	0.0		(f)
Taubman Realty Group		150.0	150.0	4.21%	(g)	0.90%		150.0										150.0

Total Consolidated Floating		681.1	666.5				183.0	443.7	39.7									666.5
Weighted Rate		4.23%	4.25%				4.72%	4.16%	3.13%

Total Consolidated		1,568.4	1,511.3				189.2	598.3	48.9	9.8	10.5	10.8	344.2	94.4	75.7	3.2	126.0	1,511.3
Weighted Rate		5.85%	5.83%				4.78%	5.22%	3.78%	6.57%	6.58%	6.60%	7.26%	7.51%	6.69%	5.25%	5.25%

Joint Ventures Fixed Rate Debt:

Arizona Mills	50.00%	143.2	71.6	7.90%			0.5	0.7	0.8	0.8	0.9	0.9	1.0	66.0				71.6
Cherry Creek	50.00%	177.0	88.5	7.68%				0.5	1.3	86.7								88.5
Fair Oaks	50.00%	140.0	70.0	6.60%								70.0						70.0
International Plaza	26.49%	191.4	50.7	4.21%			0.6	0.9	0.9	0.9	1.0	46.4						50.7
Mall at Millenia	50.00%	210.0	105.0	5.46%								0.9	1.4	1.5	1.6	1.6	98.1	105.0
Sunvalley	50.00%	134.7	67.3	5.67%			0.6	0.9	0.9	1.0	1.0	1.1	1.2	1.2	1.3	58.2		67.3
Sunvalley Bonds	50.00%	0.6	0.3	7.20%			0.2	0.1										0.3
Westfarms	78.94%	208.4	164.5	6.10%			1.4	2.0	2.1	2.3	2.4	2.6	2.7	2.9	3.1	142.9		164.5
Woodland	50.00%	66.0	33.0	8.20%				33.0										33.0

Total Joint Venture Fixed		1,271.4	651.0				3.3	38.0	6.0	91.8	5.3	121.9	6.3	71.7	6.0	202.7	98.1	651.0
Weighted Rate		6.25%	6.38%				5.99%	7.93%	6.30%	7.59%	5.96%	5.67%	6.17%	7.73%	5.84%	5.97%	5.46%

Joint Ventures Floating Rate Debt:
Stamford Town Center	50.00%	76.0	38.0	2.08%	(c)	0.80%		38.0										38.0
Other		5.6	3.0	3.69%			0.6	0.7	0.6	0.5	0.5							3.0

Total Joint Venture Floating		81.6	41.0				0.6	38.7	0.6	0.5	0.5							41.0
Weighted Rate		2.19%	2.20%				3.69%	2.11%	3.69%	3.69%	3.69%

Total Joint Venture		1,353.0	692.0				3.9	76.7	6.6	92.3	5.8	121.9	6.3	71.7	6.0	202.7	98.1	692.0
Weighted Rate		6.01%	6.13%				5.63%	4.99%	6.07%	7.56%	5.78%	5.67%	6.17%	7.73%	5.84%	5.97%	5.46%

TRG Beneficial Interest Totals
Fixed Rate Debt		2,158.7	1,495.8				9.5	192.6	15.2	101.6	15.9	132.7	350.5	166.1	81.7	205.9	224.1	1,495.8
		6.60%	6.77%				6.36%	8.19%	6.46%	7.49%	6.37%	5.75%	7.24%	7.60%	6.63%	5.96%	5.34%
Floating Rate Debt		762.7	707.5				183.6	482.5	40.3	0.6	0.5							707.5
		4.01%	4.14%				4.72%	4.00%	3.14%	3.38%	3.69%
Total		2,921.4	2,203.3				193.1	675.1	55.5	102.2	16.3	132.7	350.5	166.1	81.7	205.9	224.1	2,203.3
		5.92%	5.92%				4.80%	5.19%	4.05%	7.46%	6.30%	5.75%	7.24%	7.60%	6.63%	5.96%	5.34%

		Average	Maturity				5.46

(a)	Includes the impact of interest rate swaps but does not include effect of amortization of debt issuance costs or interest rate cap costs.
(b)	$140 million of this debt (decreasing to $120 million in December 2003) is swapped to 2.05% plus spread to October 2004. The remaining debt is floating month to month at LIBOR plus spread.
(c)	LIBOR rate is floating month to month.
(d)	$100 million of this debt is swapped to 2.5% plus spread from October 2002 to October 2003, to 4.35% plus from October 2003 to October 2004 and to 5.25% plus spread from October 2004 to May 2005. The remainder is floating month to month at LIBOR plus spread.
(e)	$100 million of this debt is swapped to 4.13% plus spread to July 2004. The remainder is floating month to month at LIBOR plus spread.
(f)	Rate floats daily.
(g)	$100 million of this debt is swapped to 4.3% plus spread to November 2003. The remaining debt is floating month to month at LIBOR plus spread.